                                                                    EXHIBIT 99.7


                              FIRST AMENDMENT TO
                        RECEIVABLES PURCHASE AGREEMENT

     THIS FIRST AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT (this "Amendment") is made and dated as of March 31, 2000, among Mattel Factoring, Inc., a Delaware corporation, as transferor (the "Transferor"), Mattel, Inc., a Delaware
                                 ----------
corporation ("Mattel"), as servicer (the "Servicer") and as guarantor (the
              ------                      --------
"Guarantor"), the financial institutions party hereto as purchasers (together
----------
with any successors and assigns, the "Purchasers") and Bank of America, N.A.
                                      ----------
(f/k/a/ NationsBank of Texas, N.A.), as the agent for the Purchasers (in such capacity, together with any successors and assigns, the "Agent"), and amends the
                                                         -----
Receivables Purchase Agreement dated as of March 11, 1998 among the Transferor, the Servicer, the Guarantor, the Purchasers and the Agent (the "Agreement").

                                    RECITAL

     Each Seller Party, the Purchasers and the Agent desire to amend the Agreement on the terms and conditions set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

     1. Terms. All terms used herein shall have the same meanings as in the Agreement unless otherwise defined herein. All references to the Agreement shall mean the Agreement as hereby amended.

     2. Amendments. Each Seller Party, the Purchasers and the Agent hereby agree to amend the Agreement as follows:

     2.1 The chart in the definition of "Applicable Margin" in Section 1.1 of the Agreement (Certain Defined Terms) is amended and restated in its entirety as follows:

              S&P/Moody's/                       Applicable Margin
              Duff & Phelps
-----------------------------------------------------------------------
          AA-/Aa3/AA- or higher                      30.0 bps
-----------------------------------------------------------------------
            A/A2/A or higher                         44.5 bps
-----------------------------------------------------------------------
                A-/A3/A-                             52.5 bps
-----------------------------------------------------------------------

     2.2 Section 3.2(a)(ii) of the Agreement is amended by inserting "with respect to the Obligor on the Listed Receivables being purchased" after "Termination Event" in both places where such wording appears.

     2.3 Section 10.1(i) of the Agreement is amended and restated in its entirety as follows:

          "(i) any short-term unsecured debt rating assigned to an Obligor by S&P, Moody's or Duff falls below `A-2,' `P-2' or `D-2,' respectively, or the second highest long-term unsecured debt rating assigned to an Obligor by S&P, Moody's or Duff falls below `A-', `A3' or `A-,' respectively."

     2.4 Section 10.2 of the Agreement is amended by inserting "provided, however, that with respect to a Termination Event described in Section 10.1(e) or (i), only the commitment of the Purchasers to purchase undivided interests in the Receivables of the affected Obligor shall be terminated" at the end of the first sentence before the period.

     3. Representations and Warranties. Each Seller Party severally represents and warrants, as to itself alone, as applicable, to the Agent and the Purchasers as follows:

     3.1 Authorization. The execution, delivery and performance of this Amendment by such Seller Party has been duly authorized by all necessary corporate action by such Seller Party and has been duly executed and delivered by such Seller Party.

     3.2 Binding Obligation. This Amendment and the Agreement are legal, valid and binding agreements of such Seller Party, enforceable in accordance with their respective terms, except to the extent enforceability thereof may be limited by applicable law relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by the application of general principles of equity.

     3.3 No Legal Obstacle to Agreements. Neither the execution of this Amendment nor the performance of the Agreement by such Seller Party has constituted or resulted in or will constitute or result in a breach of the provisions of any material agreement, or the violation of any law, judgment, decree or governmental order, rule or regulation applicable to such Seller Party, or result in the creation under any material agreement of any security interest, lien, charge, or encumbrance upon any of the assets of such Seller Party other than pursuant to the Agreement. No approval or authorization of any Person is required to be obtained by such Seller Party to permit the execution, delivery or performance by such Seller Party of this Amendment.

     3.4 Incorporation of Certain Representations. The representations and warranties of each Seller Party set forth in Article V of the Agreement are true and correct as to itself alone in all material respects on and as of the date hereof as though made on and as of the date hereof except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date.

     3.5 Default. No event has occurred and is continuing, or would result from this Amendment, which constitutes a Servicer Default.

     4. Conditions, Effectiveness. The effectiveness of this Amendment shall be subject to the compliance by each Seller Party with its agreements herein contained, and to the delivery of the following to the Agent in form and substance satisfactory to the Agent:

     4.1 Corporate Resolutions. A copy of a resolution or resolutions passed by the Board of Directors of each Seller Party, certified by the Secretary or an Assistant Secretary of each Seller Party as being in full force and effect on the date hereof, authorizing the amendments to the Agreement herein provided for and the execution, delivery and performance of this Amendment.

     4.2 Authorized Signatories. A certificate, signed by the Secretary or an Assistant Secretary of each Seller Party dated the date hereof, as to the incumbency of the person or persons authorized to execute and deliver this Amendment and any instrument or agreement required hereunder on behalf of each Seller Party.

     5.  Miscellaneous.

     5.1 Effectiveness of the Agreements. Except as hereby amended, the Agreement shall remain in full force and effect.

     5.2 Waivers. In connection with the purchase of any Receivables prior to the date of this Amendment, the Purchasers and the Agent hereby waive any condition precedent under Section 3.2(a)(ii) or Termination Event under Section 10.1(i) of the Agreement relating to the debt ratings of Toys "R" Us, Inc. This Amendment is specific in time and in intent and does not constitute, nor should it be construed as, a waiver of any other right, power or privilege under the Agreement, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement; nor does it preclude any exercise thereof or the exercise of any other right, power or privilege, nor shall any future waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement, constitute a waiver of any other default of the same or of any other term or provision.

     5.3 Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment shall become effective as of the effective date written above upon each Seller Party, the Requisite Purchasers and the Agent signing a copy hereof, whether the same or counterparts, and the same shall have been delivered to the Agent.

     5.4 Jurisdiction. This Amendment, and any instrument or agreement required hereunder, shall be governed by and construed under the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Receivables Purchase Agreement to be duly executed and delivered as of the date first written above.

                              MATTEL FACTORING INC., as Transferor

                              MATTEL, INC., as Guarantor and Servicer



                              By: /s/ William Stavro
                                 -------------------------------
                                             William Stavro
                                       Senior Vice President and
                                               Treasurer

                              BANK OF AMERICA, N.A., as Agent



                              By:/s/ Gina Meador
                                 --------------------------------------
                                              Gina Meador
                                            Vice President

                              BANK OF AMERICA, N.A., as a Purchaser



                              By:/s/ Robert W. Troutman
                                 --------------------------------------
                                           Robert W. Troutman
                                           Managing Director

                              THE CHASE MANHATTAN BANK



                              By:/s/ William P. Rindfuss
                                 --------------------------------------
                              Title: Vice President
                                    -----------------------------------

                              FLEET NATIONAL BANK



                              By:/s/ Jorge A. Schwarz
                                 --------------------------------------
                              Title: Director
                                    -----------------------------------

                              TORONTO DOMINION (TEXAS), INC.



                              By:/s/ Debbie A. Greene
                                 --------------------------------------
                              Title: Vice President
                                    -----------------------------------

                              ABN AMRO BANK N.V.



                              By: /s/ Ellen M. Coleman
                                 --------------------------------------
                                           Ellen M. Coleman

                              Title: Group Vice President
                                    -----------------------------------



                              By: /s/ Mitsoo Iravani
                                 --------------------------------------
                                           Mitsoo Iravani

                              Title: Assistant Vice President
                                    -----------------------------------

                              UNION BANK OF CALIFORNIA, N.A.



                              By: /s/ Ronald L. Watterworth
                                  -------------------------------------
                              Title: Vice Pres.
                                    -----------------------------------

                              BANQUE NATIONALE DE PARIS



                              By: /s/ Clive Bettles
                                 --------------------------------------

                              Title: Senior Vice President & Manager
                                    -----------------------------------


                              By: /s/ Mitchell M. Ozawa
                                 --------------------------------------

                              Title: Vice President
                                    -----------------------------------

                              DRESDNER BANK AG, New York and Grand
                              Cayman Branches



                              By: /s/ A. Richard Morris
                                 --------------------------------------
                                             A. Richard Morris

                              Title: First Vice President
                                    -----------------------------------



                              By: /s/ Xinyue Jasmine Geffner
                                 --------------------------------------
                                          Xinyue Jasmine Geffner

                              Title: Assistant Vice President
                                    -----------------------------------

                              MANUFACTURERS & TRADERS TRUST CO.



                              By: /s/ Christopher Kania
                                 --------------------------------------

                              Title: Vice President
                                    -----------------------------------

                              CITICORP USA, INC.



                              By: /s/ William Royer
                                 --------------------------------------

                              Title: Attorney-in-Fact
                                    -----------------------------------

                              SOCIETE GENERALE, NEW YORK
                              BRANCH


                              By: /s/ Robert Petersen
                                 --------------------------------------
                                            Robert Petersen

                              Title: Director
                                    -----------------------------------

                              THE INDUSTRIAL BANK OF JAPAN, LIMITED



                              By: /s/ Vicente L. Timiraos
                                 --------------------------------------

                              Title: Joint General Manager
                                    -----------------------------------

                              THE NORTHERN TRUST COMPANY



                              By: /s/ Jaron Grimm
                                 --------------------------------------

                              Title: Vice President
                                    -----------------------------------